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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of SiRF Technology, Inc. on Form S-1 of our report dated October 4, 2000, appearing in the Prospectus, which is part of this Registration Statement and of our report dated October 4, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

   We also consent to the reference to us under the heading "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
October 5, 2000